Exhibit 10.02

REVOLVING LOAN AGREEMENT
THIS REVOLVING LOAN AGREEMENT (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time the “Agreement”) is made and entered into as of December 26, 2009 by and between Alexis Ann Jacobs, an individual, whose address is 4700 Groveport Road, Obetz, Ohio 43207 (the “Lender”), and Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation, whose address is 2120 Stein Drive, Chattanooga, Tennessee 37421 (the “Borrower”).

ARTICLE I

Amount and Terms of Revolving Loans

Section 1.1  Revolving Loans; Maturity Date; Borrowing Procedures; Repayment.

(a)           Subject to the terms and conditions of this Agreement, the Lender agrees to make revolving credit loans (each a “Loan” and collectively, the “Loans”) to the Borrower in the aggregate amount not to exceed $2,000,000 at any time.  The proceeds of the Loans may be advanced, repaid and readvanced, in partial amounts, during the term of this Agreement and prior to the Maturity Date.

(b)           If not sooner paid, all principal and interest of the Loan shall be due and payable on December 28, 2012 (the “Maturity Date”).

(c)           Requests for, and disbursements of, Loans hereunder shall be pursuant to such procedures as agreed to from time to time by the Lender and the Borrower.

(d)           In addition to the payment of all principal and interest of the Loans on the Maturity Date, the Borrower also shall make mandatory repayment of Loans within one Business Day after settlement (collection and payment) for vehicles sold at auction for which payment to the owners of the vehicles was funded with proceeds of Loans hereunder permitted by Section 1.3 hereof.  As used herein, “Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Columbus, Ohio and New York City for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

Section 1.2  Note.  The Loan to the Borrower pursuant hereto shall be evidenced by the Revolving Loan Note of the Borrower of even date herewith (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Note”), payable to the order of the Lender and evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Loans made by the Lender, together with interest thereon.  The Borrower agrees that all advances made by the Lender, and payments made by the Borrower, will be evidenced by entries made by the Lender into its electronic data processing system and/or internal memoranda maintained by the Lender.  The Borrower further agrees that the sum or sums shown on the most recent printout from the Lender’s electronic data processing system and/or such memoranda shall be rebuttably presumptive evidence of the amount of the principal sum and of the amount of any accrued interest under the Note;  provided, however, the failure of the Lender to make any such entry(s) shall not affect the obligation of the Borrower to repay outstanding principal, interest or any other amount due under the Note in accordance with the terms thereof.

Section 1.3  Use of Proceeds.  Proceeds of the Loans shall be used by the Borrower only for general corporate purposes in the normal course of business.

ARTICLE II

Conditions Precedent

Section 2.1  Conditions Precedent to the Loans.

(a)           The obligation of the Lender to make the initial Loan to the Borrower is subject to the following conditions precedent:

(i)           Documents.  The Lender shall have received on or before the Loan is made each of the following, in form and substance satisfactory to the Lender and its counsel:

(1)           Note.  The Note, duly executed by the Borrower.

(2)           Security Agreement.  The Security Agreement (the “Security Agreement”), duly executed by the Borrower, which shall pledge and grant to the Lender a first priority security interest in the property of the Borrower, as more fully described therein (the “Collateral”).

(3)           Guaranty Agreements.  The Guaranty agreements, one agreement duly executed by Steven L. Sample, and the other agreement duly executed by Acacia Automotive, Inc., a Texas corporation (the “Corporate Guarantor”) (the guarantors thereunder being referred to collectively as the “Guarantors” and each, a “Guarantor”).

(4)           Evidence of all Organizational Documents and Action by the Borrower and Corporate Guarantor.  Certified copy of (i) the articles of incorporation of  the Borrower and the Corporate Guarantor as filed in its respective state of incorporation and by-laws of the Borrower and the Corporate Guarantor, (ii) certificate of good standing for the Borrower and the Corporate Guarantor from its respective state of incorporation, and (iii) all action taken by the Borrower and the Corporate Guarantor authorizing the execution, delivery and performance of this Agreement, the Note, the Security Agreement, the Guaranty agreement and each other document delivered by the Borrower and the Corporate Guarantor pursuant to this Agreement (all such documents and the Guaranty agreements and all other documents delivered by the Guarantors being referred to herein collectively as the “Loan Documents”).

(5)           Incumbency and Signature Certificate of the Borrower and the Corporate Guarantor.  A certificate of an appropriate officer of the Borrower and the Corporate Guarantor certifying the names and true signatures of the officers of the Borrower and the Corporate Guarantor authorized to sign the Loan Documents to which each is a party and each other document to be delivered by the Borrower and the Corporate Guarantor under this Agreement.

(6)           Opinion of Counsel for the Borrower and Guarantors.  An opinion of counsel for the Borrower and the Guarantors, to cover such matters and be in form and substance satisfactory to the Lender.

(7)           Insurance.  Certificates of casualty insurance with respect to the Collateral and liability insurance maintained by the Borrower in amounts and in form and substance as required by the Loan Documents.

(8)           Additional Documentation.  Such other approvals, opinions, documents or information as the Lender may reasonably request.

(b)           The obligation of the Lender to make any Loan (including the initial Loan) to the Borrower on any date is also subject to the following conditions:

(i)           Representations and Warranties.  Each of the representations and warranties made by the Borrower in or pursuant to this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(ii)          No Default.  No Event of Default (as hereinafter defined) shall have occurred and be continuing on such date.

(iii)         No Litigation.  No litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against the Borrower or questioning the enforceability of the Borrower’s authority to enter into this Agreement or any other Loan Document.

(iv)         Legal Matters.  All legal matters incident to the making of such Loan shall be satisfactory to the Lender and its counsel.

Each request with respect to each Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 2.1(a) and (b) have been satisfied.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lender that:

Section 3.1  Formation and Full Force and Effect.  The Borrower is a corporation duly incorporated and validly existing under the law of, and in good standing with, the State of Tennessee; it is duly qualified to transact business in, and is in good standing with, all other jurisdictions where such qualification is required; and it has the power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged.

Section 3.2  Power and Authority; No Conflicting Law or Agreements.  The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary action and do not and will not (a) contravene the Borrower’s governing documents; (b) violate or constitute a default under any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; and (d) result in or require the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, except as created by the Loan Documents.

Section 3.3  Legally Enforceable Agreements.  This Agreement and each of the other Loan Documents to which it is a party are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

Section 3.4  Litigation.  There is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency or arbitrator which may in any one case, or in the aggregate, materially and adversely affect the financial condition, operations, properties or business of the Borrower or the ability of the Borrower to perform their respective obligations under the Loan Documents.

Section 3.5  Operation of Business.  The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

Section 3.6   Compliance With Laws.  The Borrower has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its businesses or the ownership of its property.

ARTICLE IV

Covenants

So long as the Note shall remain unpaid, the Borrower shall:

Section 4.1  Maintenance of Existence.  Preserve and maintain its  existence as a corporation organized under the laws of the State of Tennessee, and qualify and remain qualified to transact business in the State of Tennessee and all other jurisdictions in which such qualification is required.

Section 4.2  Maintenance of Insurance.  Maintain casualty and liability insurance with financially sound insurance companies or associations in such amounts and covering such risks as is consistent with sound business practice.

Section 4.3  Negative Pledge.  Not create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, including without limitation, any conditional sale or other title retention agreement, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing of any kind (including the charge on property purchased under conditional sales or other title retention agreements) upon or with respect to the Collateral, nor sell the Collateral or any interest therein except in the ordinary course of business or as permitted by the other Loan Documents.

Section 4.4  Financial Statements and Other Information.  Furnish to the Lender:

(a)           As soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower’s fiscal year, a copy of the unaudited balance sheet of the Borrower as at the end of such fiscal quarter and the related unaudited statements of income and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an appropriate officer of the Borrower.

(b)           As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the unaudited balance sheet of the Borrower as at the end of such fiscal year and the related unaudited statements of income and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an appropriate officer of the Borrower.

(c)           Concurrently with the delivery of each financial statement referred to in subsections (a) and (b) above, a certificate of an appropriate officer of the Borrower (in such form as shall be reasonably acceptable to the Lender) stated to have been made after due examination by such officer (i) stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto and (ii) stating that the representations and warranties expressed in Loan Documents are true, correct and complete in all material respects on and as of the date of such certificate and, if any such representation or warranty is not so true, correct and complete, setting forth the details thereof.

(d)           Promptly, on reasonable notice to the Borrower, such additional financial and other information regarding the Borrower as the Lender may from time to time reasonably request

Section 4.5  Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its indebtedness, including without limitation all amounts due under the Note and hereunder and under the other Loan Documents, and other material obligations of whatever nature.

Section 4.6  Inspection of Property; Books and Records; Discussions.  Keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities, subject in the case of interim statements to year-end audit adjustments, and permit representatives of the Lender to visit and inspect its properties and examine and make abstracts from any of the books and records of the Borrower at any reasonable time and as often as may reasonably be requested, and to discuss the business, operations, properties and financial and other condition of the Borrower.

Section 4.7 Performance Under Loan Documents.  Perform all obligations required to be performed by it under the terms of this Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between the Borrower and the Lender.

Section 4.8  Environmental Matters.  Keep or cause all real property which it owns or occupies (“Real Property”) to be free of Hazardous Materials (as hereinafter defined), except to the extent that such Hazardous Materials are stored and/or used in compliance all applicable Environmental Laws (as hereinafter defined); and, without limiting the foregoing, the Borrower shall not cause or permit the Real Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws, nor shall the Borrower knowingly cause or permit, as a result of any intentional or negligent act or omission on the part of the Borrower, or any tenant, subtenant or occupant, a release of Hazardous Materials onto the Real Property; and shall (x) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove any Hazardous Materials on, under, from or affecting the Real Property in accordance with all applicable Environmental Laws, to the satisfaction of the Lender and in accordance with the orders and directives of all governmental authorities and (y) defend, indemnify and hold harmless the Lender, its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatsoever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to (A) the presence, disposal, release or threatened release of any Hazardous Materials on, over and under, from or affecting the Real Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon; and (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to such Hazardous Materials including, without limitation, attorneys’ and consultants’ fees, investigation and laboratory fees, court costs and litigation expenses.

As used herein, “Hazardous Substances” shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq., the Toxic Substances Control Act, 15 U.S.C. §2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.  §6901, et seq.,  the Water Quality Act of 1987, 33 U.S.C. §1251, et seq., and the Clean Air Act, 42 U.S.C. §7401, et seq., and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (herein the “Environmental Laws”).

The provisions of this Section 4.8 shall be in addition to any and all other obligations and liabilities the Borrower may have to the Lender at common law and shall survive (i) the repayment of all sums due under the Note and all other Loan Documents and (ii) the satisfaction of all other obligations of each Borrower hereunder and under the Loan Documents.

Section 4.9  Governing Documents.  Not modify, supplement, restate, replace or otherwise amend the articles of incorporation, the by-laws or any other governing document of the Borrower without the prior written consent of the Lender, which consent will not be unreasonably withheld.

 Section 4.10 Taxes.  Timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles.

Section 4.11  Compliance with Laws.  Comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

Section 4.12  Maintenance of Properties.  Do all things necessary to maintain, preserve, protect and keep its property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

Section 4.13 Merger.  Not merge or consolidate with or into any other corporation or other entity.

Section 4.14  Dividends and Distributions; Redemption; Issuance of Securities and Debt.  Not (a) declare or pay any dividends or make any distributions on its capital stock (including any dividends payable in its own capital stock); (b) redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, (c) issue any additional stock or other equity interests; or (d) issue any debt instruments except in connection with the Loans.

Section 4.15  Indebtedness.  Not create, incur or suffer to exist any Indebtedness except for the Loans.  As used herein, “Indebtedness” means, at any time (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by the Borrower, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) capitalized lease obligations and (vii) any other obligation for borrowed money or other financial accommodation which in accordance with generally accepted accounting principles would be shown as a liability on the balance sheet of the Borrower at such time.

Section 4.16  Financial Covenant; Net Worth.  Not permit its Net Worth to be larger than a deficit of (i) $600,000 from the date hereof through and including the last day of its 2010 fiscal year, and (ii) $800,000 thereafter.  As used herein, “Net Worth” means at any time the stockholders’ equity of the Borrower as of such time.

ARTICLE V

Events of Default

Section 5.1 Events of Default.  The occurrence of an “Event of Default” under the Note shall constitute an Event of Default under this Agreement.

Section 5.2  Remedies.  Upon the occurrence of an Event of Default, the Lender may, at its option, terminate or suspend the obligations of the Lender to make Loans hereunder and immediately exercise any right, power or remedy permitted to the Lender by law or agreement, including the Loan Documents, and shall have, in particular, without limiting the generality of the foregoing, without notice or demand, the right to accelerate the maturity of the obligations evidenced by the Note and all other Loan Documents.  In the event the Lender shall institute any action for the enforcement or collection of the obligations evidenced by the Note and all other Loan Documents, the Borrower shall pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.  The Borrower shall be liable for any deficiency after the disposition of the Collateral securing the Loan.

ARTICLE VI

Miscellaneous

Section 6.1  Amendments, etc.  No amendment, modification, termination or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Lender, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.2  No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 6.3  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any of the Loan Documents without the prior written consent of the Lender.

Section 6.4  Costs and Expenses; Indemnification.  The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents.  The Borrower further agrees to indemnify the Lender against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which it may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lender.   The obligations of the Borrower under this section shall survive the termination of this Agreement.

Section 6.5  Entire Agreement; Term of Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower and the Lender and supersede all prior agreements and understandings among the Borrower and the Lender relating to the subject matter thereof. This Agreement and the other Loan Documents and all covenants, agreements, representations and warranties made herein therein and in the certificates delivered pursuant hereto shall continue in full force and effect until payment in full of the Note and termination of the commitment of the Lender to make Loans to the Borrower.

Section 6.6  Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.

Section 6.7  WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Section 6.8  Severability of Provisions.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.9  Headings.  Article and section headings in the Loan Documents are included in the Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

Section 6.10  Interpretation.  This Agreement and all other Loan Documents are deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity shall not be interpreted against any party, but shall be interpreted according to the rules for the interpretation of an arm’s length agreement.

Section 6.11  Notices.  Notices from one party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient’s address as set forth herein (or other address of which any party shall give notice to the other party) by any of the following means:  (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class mail, postage prepaid; or (d) overnight courier service.  Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand, on the third Business Day after mailing if mailed by first class, registered or certified mail or on the next Business Day after mailing or deposit with an overnight courier service if delivered by overnight courier.

Section 6.12  Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

Section 6.13  Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to make Loans to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 6.14  Nonliability of Lender.  The relationship between the Borrower on the one hand and the Lender on the other hand shall be solely that of borrower and lender.  The Lender shall not have any fiduciary responsibilities to the Borrower.  The Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that the Lender shall have no liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the Lender.  The Lender shall have no liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

Section 6.15  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower and the Lender.

Section 6.16  Consent To Jurisdiction.  The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Ohio state court sitting in Columbus, Ohio in any action or proceeding arising out of or relating to any Loan Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.  Nothing herein shall limit the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.  Any judicial proceeding by the Borrower against the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in a court in Columbus, Ohio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER:	BORROWER:

Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation
/s/ Alexis Ann Jacobs
Alexis Ann Jacobs, an individual	By: /s/ Steven L. Sample
Steven L. Sample, Chief Executive Officer

REVOLVING LOAN NOTE

$2,000,000.00	Date: December 26, 2009

Promise to Pay:  For value received, the undersigned, Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Borrower”), promises to pay to the order of Alexis Ann Jacobs, an individual (the “Lender”), at the Lender’s address located at 4700 Groveport Road, Obetz, Ohio 43207, or at such other address as the Lender may give notice of to the Borrower, the sum of Two Million Dollars ($2,000,000), or such lesser sum as is indicated on the Lender’s records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at a variable rate of interest equal to the “Note Rate” (as hereinafter defined) until maturity, whether by acceleration or otherwise, and at the rate of 6.0% per annum above the Note Rate on overdue principal from the date when due until paid.  As used herein, “Note Rate” means, on any day, the greater of (i) the sum of the one month London interbank offered rate (Libor) as published in the Wall Street Journal (or such other publication or reference reasonably selected by the Lender if no longer published in the Wall Street Journal) plus 500 basis points, or (ii) 6.0% percent per annum.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

Interest will be computed on the unpaid principal balance from the date of each borrowing.

The Borrower shall pay consecutive monthly installments of interest only commencing January 1, 2010, and continuing on the first day of each month thereafter until (and including) December 28, 2012 (the “Maturity Date”), at which time the entire principal amount outstanding hereunder, together with all accrued interest, shall be due and payable immediately.   In addition, the Borrower shall make mandatory repayment of principal as set forth in Section 1.1(d) of the Revolving Loan Agreement between the Lender and the Borrower, dated as of even date herewith (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”).

Revolving Note:  The Lender has authorized a revolving credit loan facility pursuant to the Loan Agreement to the Borrower in a principal amount not to exceed the face amount of this Note.  The credit facility is in the form of loans made from time to time by the Lender to the Borrower.  This Note evidences the Borrower’s obligation to repay those loans.  Subject to the terms and conditions of the Loan Agreement and this Note, the proceeds of the loans evidenced hereby may be advanced, repaid and readvanced, in partial amounts, during the term of this Note and prior to the Maturity Date.  The aggregate principal amount of debt evidenced by this Note shall be the amount reflected from time to time in the records of the Lender.

Security:  To secure the payment of this Note and other present and future liabilities of the Borrower to the Lender, the Borrower has pledged and granted to Lender a security interest in certain assets of the Borrower pursuant to a Security Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Security Agreement”).  The Lender shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this Note in whole or partial payment of this Note or other present or future liabilities, without any requirement for mutual maturity.

Related Documents:  The terms of any other documents (including the Loan Agreement and the Security Agreement) executed as part of the loan evidenced by this Note are incorporated herein by reference, and all such documents are collectively referred to herein as the “Loan Documents”.

Additional Terms and Conditions

Events of Default:  An “Event of Default” shall exist if any of the following occurs and is continuing:

1.           The Borrower or any guarantor of this Note (the “Guarantor”) fails to pay when due any amount payable under this Note or fails to observe or perform any other term of this Note;

2.           Any warranty, representation or other statement by or on behalf of the Borrower  or any Guarantor contained in this Note or any other Loan Document or in any instrument furnished in compliance with or in reference to the Note or any other Loan Document is false or misleading in any material respect;

3.           The breach by the Borrower or any Guarantor (other than a breach which constitutes a Event of Default under another section of this Note) of any of the terms or provisions of this Note, the Loan Agreement or any other Loan Document, or any guaranty of the loans evidenced by this Note becomes unenforceable in whole or in part;

4.           The Borrower or any Guarantor defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) such that the creditor declares the debt due before its maturity;

5.           The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;

6.           The Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any portion of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this subsection 6 or (vi) fail to contest in good faith any appointment or proceeding described in subsection 7 below;

7.           Without the application, approval or consent of the Borrower or any Guarantor a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor or any portion of its property, or a proceeding described in subsection 6(iv) above shall be instituted against the Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days;

8.           Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy or garnishment is issued against any property of the Borrower or any Guarantor, in excess of $25,000.00;

9.           The Borrower or any Guarantor, without the Lender’s written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, or (d) agrees to do any of the foregoing;

10.         There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Lender in good faith determines to be materially adverse;

11.         The Lender in good faith deems itself insecure;

12.         Any Guarantor dies; or

13.         The breach by the Borrower of any of the terms or provisions of the Lease dated December 26, 2009 between the Borrower and Auction Venture Limited Liability Company, including the failure to pay any rent required thereunder.

Remedies:  If an Event of Default exists, the Lender shall have no obligation to make any additional loans to the Borrower and the Lender may immediately exercise any right, power or remedy permitted to the Lender by law or agreement, including the Loan Agreement, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on this Note to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.  Upon the occurrence of an Event of Default, the Lender is authorized to cause all or any part of any collateral securing this Note to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee.  The Borrower shall be liable for any deficiency remaining after disposition of any collateral securing this Note.  The Borrower shall be liable to the Lender for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys’ fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

Waiver:  Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the collateral securing this Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note.  No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver.  No single or partial exercise by the Lender of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy.  No waiver or indulgence by the Lender of any default shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

Miscellaneous:  This Note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Lender, its successors and assigns.  Any reference to the Lender shall include any holder of this Note.  This Note shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.  Section headings are for convenience of reference only and shall not affect the interpretation of this Note.  This Note and all related loan documents embody the entire agreement between the Borrower and the Lender regarding the terms of the loans evidenced by this Note, and supersede all oral statements and prior writings relating to the subject matter hereof and thereof.

WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

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Confession of Judgment:  The Borrower irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by the Lender, to appear for the Borrower in any court of record in Franklin County, Ohio (which the Borrower acknowledges to be the place where this Note was made), or any other state or jurisdiction wherein the Borrower may then reside, to (i) waive the issuing and service of process, (ii) confess judgment against the Borrower in favor of the holder of this Note for the amount then due, together with costs of suit, (iii) release all errors, and (iv) waive all rights of appeal.  The Borrower consents to the jurisdiction and venue of that court.  The Borrower waives any conflict of interest that any attorney-at-law, including any attorney-at-law employed or retained by the Lender, may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

The Borrower has executed this Note in Franklin County, Ohio, as of the date and year first above written.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Acacia Chattanooga Vehicle Auction, Inc.,
  a Tennessee corporation

By:           /s/ Steven L. Sample
Steven L. Sample, Chief Executive Officer

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered into as of December 26, 2009 by and between Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Borrower”), and Alexis Ann Jacobs, an individual, whose address is 4700 Groveport Road, Obetz, Ohio 43207 (the “Lender”).

Background Information

The Borrower and the Lender are entering into a Revolving Loan Agreement dated of even date herewith (as it may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”).  The Borrower is entering into this Continuing Security Agreement (as it may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Security Agreement”) in order to induce the Lender to enter into and extend credit from time to time to the Borrower, including without limitation under the Loan Agreement.

Provisions

NOW, THEREFORE, as an inducement to and in consideration of the Lender providing such credit facilities, the mutual obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Terms Defined in Loan Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

Section 1.2  Terms Defined in Ohio Uniform Commercial Code.  Terms defined in the Ohio Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Ohio Uniform Commercial Code as in effect from time to time (the “UCC”).  References to articles and sections of articles of the UCC shall refer to such articles and sections as enacted by the State of Ohio and in effect from time to time.

Section 1.3  Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Background Information section above, the following terms shall have the following meanings:

“Accounts” means “account” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or Person licensed or authorized to operate the game by a state or governmental unit of a state. “Account” includes a health-care-insurance receivable.  “Account” does not include (i) rights to payment evidenced by Chattel Paper or an Instrument, (ii) Commercial Tort Claims, (iii) Deposit Accounts, (iv) Investment Property, (v) Letter-of-Credit Rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” means “chattel paper” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a record that evidences both a monetary obligation and a security interest in specific Goods, a security interest in specific Goods and Software used in the Goods, a security interest in specific Goods and license of Software used in the Goods, a lease of specific Goods, or a lease of specific Goods and license of Software used in the Goods.  “Monetary obligation” means a monetary obligation secured by the Goods or owed under a lease of the Goods and includes a monetary obligation with respect to Software used in the Goods.  If a transaction is evidenced by records that include an Instrument or series of Instruments, the group of records taken together constitutes Chattel Paper.  “Chattel Paper” does not include (i) charters or other contracts involving the use or hire of a vessel or (ii) records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims pursuant to Section 4.9, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Pledged Deposits, Software, Stock Rights, Supporting Obligations and Other Collateral in which the Borrower now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, software, computer files, programs, printouts and other computer materials and records related thereto.

“Commercial Tort Claim” means “commercial tort claim” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a claim arising in tort with respect to which (a) the claimant is an organization; or (b) the claimant is an individual and the claim: (i) arose in the course of the claimant’s business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9, of the UCC.

“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Deposit Account” means “deposit account” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a demand, time, savings, passbook, or similar account maintained with a bank but does not include Investment Property or Accounts evidenced by an Instrument.

“Documents” means “document” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a document of title or a receipt of the type described in division (B) of section 1307.06 of the Ohio Revised Code.

“Electronic Chattel Paper” means “electronic chattel paper” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means Chattel Paper evidenced by a record consisting of information stored in an electronic medium.

“Equipment” means “equipment” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means Goods other than Inventory, farm products, or consumer goods.

“Event of Default” means an event described in Section 5.1.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” means “fixtures” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means all Goods which become so related to particular real estate that an interest in such Goods arises under real property law.

“General Intangibles” means “general intangible” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means any personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, letters of credit, money, and oil, gas, or other minerals before extraction. “General intangible” includes Payment Intangibles and Software.

“Goods” means “goods” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means all things that are movable when a security interest attaches. “Goods” includes (i) Fixtures, (ii) standing timber that is to be cut and removed under a conveyance or contract for sale, (iii) the unborn young of animals, (iv) crops grown, growing, or to be grown, even if the crops are produced on trees, vines, or bushes, and (v) manufactured homes. “Goods” also includes a computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods, or (ii) by becoming the owner of the Goods, a person acquires a right to use the program in connection with the Goods. “Goods” does not include a computer program embedded in Goods that consist solely of the medium in which the program is embedded. “Goods” does not include Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, letters of credit, money, or oil, gas, or other minerals before extraction.

“Instruments” means “instrument” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment.  “Instrument” does not include (i) Investment Property, (ii) letters of credit, or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

“Inventory” means “inventory” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means Goods, other than farm products, which: (A) are leased by a Person as lessor; (B) are held by a Person for sale or lease or to be furnished under contracts of service; (C) are furnished by a Person under a contract of service; or (D) consist of raw materials, work in process, or materials used or consumed in a business.

“Investment Property” means “investment property” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a Security, whether certificated or uncertificated; a security entitlement; a securities account; a commodity contract; or a commodity account.

“Letter-of-Credit Rights” means “letter-of-credit right” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. “Letter-of-Credit Right” does not include the right of a beneficiary to demand payment or performance under a letter of credit

“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

“Obligations” means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Lender in connection with the preparation, administration, collection or enforcement thereof), of the Borrower to the Lender, including without limitation all existing and future indebtedness, obligations and liabilities arising under or pursuant to this Security Agreement, the Loan Agreement, the Note and all other Loan Documents.

“Other Collateral” means any property of the Borrower, other than real estate, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Pledged Deposits, Software, Stock Rights and Supporting Obligations, including, without limitation, all timber to be cut, money, cash on hand, and other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property and assets of the Borrower other than real estate.

“Payment Intangibles” means “payment intangible” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a General Intangible under which the account debtor’s principal obligation is a monetary obligation.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the UCC.

“Software” means “software” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a computer program and any supporting information provided in connection with a transaction relating to the program. “Software” does not include a computer program that is included in the definition of Goods.

“Stock Rights” means any Securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Securities or other ownership interests in a corporation, partnership, joint venture, limited liability company or other entity constituting Collateral and any Securities, any right to receive Securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such Securities.

“Supporting Obligations” means “supporting obligation” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“UCC” has the meaning set forth in Section 1.2.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

The Borrower hereby pledges, assigns and grants to the Lender a security interest in all of the Borrower’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

Section 3.1  Title, Authorization, Validity and Enforceability.  The Borrower has good and valid rights in or the power to transfer and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(f), and has full power and authority to grant to the Lender the security interest in such Collateral pursuant hereto.  The execution and delivery by the Borrower of this Security Agreement has been duly authorized by proper [corporate] [partnership] proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Borrower and creates a security interest which is enforceable against the Borrower in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against the Borrower in the location listed on Exhibit “D”, the Lender will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(f).

Section 3.2  Conflicting Laws and Contracts.  Neither the execution and delivery by the Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower’s articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Lender).

Section 3.3  Type and Jurisdiction of Organization.  The Borrower is a corporation organized under the laws of the State of Tennessee.

Section 3.4  Principal Location. The Borrower’s mailing address, the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), and the location of the books and records relating to the Receivables are disclosed in Exhibit “A”; the Borrower has no other places of business except those set forth in Exhibit “A”.

Section 3.5  Property Locations.  The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit “A”.  All of said locations are owned by the Borrower except for locations (i) which are leased by the Borrower as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit “A”, with respect to which Inventory the Borrower has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Lender to protect the Lender’s security interest in such Inventory.

Section 3.6  No Other Names. The Borrower has not conducted business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in the Borrower’s organizational documents, as may be amended, as filed with the Borrower’s jurisdiction of organization, other than the trade name of “Chattanooga Auto Auction, Inc.”

Section 3.7  No Default.  No Event of Default or Default exists.

 Section 3.8 Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the Borrower relating thereto and in all invoices and reports with respect thereto furnished to the Lender by the Borrower from time to time.  As of the time when each Account or each item of Chattel Paper arises, the Borrower shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

Section 3.9  Filing Requirements; Patents, etc..  None of the Equipment is covered by any certificate of title, except for the vehicles described in Part A of Exhibit “B”.  All patents, copyrights, trademarks protected under federal law are described in Part B of Exhibit “B”.

Section 3.10  No Financing Statements.  No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Borrower as debtor has been filed in any jurisdiction except (i) financing statements naming the Lender as the secured party, (ii) as described in Exhibit “C” and (iii) as permitted by Section 4.1(f).

 Section 3.11 State Organization Number. The Borrower’s organization number issued by the State of Tennessee is 000608551.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

Section 4.1  General.

(a)  Inspection.  The Borrower shall permit the Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Borrower relating to the Collateral and (iii) to discuss the Collateral and the related records of the Borrower with, and to be advised as to the same by, the Borrower’s officers and employees (and, in the case of any Receivable, with any Person which is or may be obligated thereon), all at such reasonable times and intervals as the Lender may determine, and all at the Borrower’s expense.

(b)  Taxes.  The Borrower shall pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

(c)  Records and Reports; Notification of Default.  The Borrower shall maintain complete and accurate books and records with respect to the Collateral, and furnish to the Lender such reports relating to the Collateral as the Lender shall from time to time request.  The Borrower shall give prompt notice in writing to the Lender of the occurrence of any Event of Default or Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

(d)  Financing Statements and Other Actions; Defense of Title. The Borrower hereby authorizes the Lender to file, and if requested shall execute and deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be requested by the Lender in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral.  The Borrower shall take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(e)  Disposition of Collateral.  The Borrower shall not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of an Event of Default or a Default, dispositions specifically permitted pursuant to the Loan Documents, (ii) until such time following the occurrence of a Default or an Event of Default as the Borrower receives a notice from the Lender instructing the Borrower to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as the Borrower receives a notice from the Lender pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

(f)  Liens.  The Borrower shall not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit “C” and (iii) other Liens permitted pursuant to the Loan Agreement.

(g)  Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  The Borrower will:

(i)  preserve its existence as a corporation and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(ii)  not change its state of organization;

(iii)  not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A;” and

(iv)  not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1(e)) at a location other than a location specified in Exhibit “A”, (ii) change its name or taxpayer identification number or (iii) change its mailing address, unless the Borrower shall have given the Lender not less than 30 days’ prior written notice of such event or occurrence and the Lender shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Borrower to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Lender’s security interest in the Collateral.

(h) Other Financing Statements.  The Borrower shall not sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(f).

Section 4.2  Receivables.

(a)  Certain Agreements on Receivables.  The Borrower shall not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default or an Event of Default, the Borrower may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b)  Collection of Receivables.  Except as otherwise provided in this Security Agreement, the Borrower shall collect and enforce, at the Borrower’s sole expense, all amounts due or hereafter due to the Borrower under the Receivables.

(c)  Delivery of Invoices.  The Borrower shall deliver to the Lender immediately upon its request after the occurrence of a Default or an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the Lender shall specify.

(d)  Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Borrower shall disclose such fact to the Lender in writing in connection with the inspection by the Lender of any record of the Borrower relating to such Receivable and in connection with any invoice or report furnished by the Borrower to the Lender relating to such Receivable.

Section 4.3  Inventory and Equipment.

(a)  Maintenance of Goods.  The Borrower shall do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

(b)  Insurance.

(i)  The Borrower shall (A) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of the Lender, and providing that said insurance will not be terminated except after at least 30 days’ written notice from the insurance company to the Lender, (B) maintain such other insurance on the Collateral for the benefit of the Lender as the Lender shall from time to time request, (C) furnish to the Lender upon the request of the Lender from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance, and (D) maintain general liability insurance naming the Lender as an additional insured.

(ii)  In the event of any loss or damage to any Collateral occasioned by fire or other hazard, the Borrower shall give immediate written notice to the insurance carrier and to the Lender.  The Lender shall have the right, on behalf of the Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Lender’s reasonable expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section 4.3 shall require Lender to incur any expense or take any action hereunder.  In the event of any such loss or damage, provided that no Default or Event of Default shall have then occurred and be continuing and the aggregate amount of such insurance proceeds received and/or equity funds which may be provided by the Borrower will be sufficient, in the Lender’s reasonable judgment, to pay all projected costs of the restoration, repair or replacement of the Collateral, the Borrower, at its option, shall have the right to (x) have the balance of such insurance proceeds used for the purpose of reimbursing the Borrower for the cost of such restoration, repair or replacement of the Collateral, or (y) apply the balance of such proceeds to the payment of the Obligations, whether or not then due, in such order of application as determined by the Lender; provided further, that if a Default or an Event of Default shall have occurred and be continuing or the aggregate amount of such insurance proceeds and/or equity funds will not be sufficient, in the Lender’s reasonable judgment, to pay all projected costs of the restoration, repair or replacement of the Collateral, the Lender, at its option, shall have the right to (a) have the balance of such insurance proceeds used for the purpose of reimbursing the Borrower for the cost of such restoration, repair and replacement of the Collateral, or (b) apply the balance of such proceeds to the payment of the Obligations, whether or not then due, in such order of application as determined by the Lender.  In either case, all such insurance proceeds shall be paid to and held by the Lender for disbursement and use in accordance with the terms of this Security Agreement and the Borrower hereby assigns to the Lender all rights of Borrower in and to any insurance proceeds paid as a result of any such loss or damage.

(iii)  If the insurance proceeds held by the Lender are to be used to reimburse Borrower for the cost of restoration, repair or replacement of the Collateral, the Borrower shall, notwithstanding the adequacy of the insurance proceeds, promptly restore, repair and/or replace the Collateral, such that the Collateral shall be at least equal in value and general use as it was prior to the damage or destruction.

(c)  Titled Vehicles.  The Borrower shall give the Lender notice of its acquisition of any vehicle covered by a certificate of title which would be classified as Equipment and deliver to the Lender, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of the Lender noted on any such certificate.

Section 4.4  Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. The Borrower shall (i) hold in trust for the Lender upon receipt, and upon the request of the Lender at any time and from time to time deliver to the Lender any Chattel Paper, Securities and Instruments constituting Collateral, (ii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Lender such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Lender shall specify, and (iii) after the occurrence and during the continuance of a Default or an Event of Default, deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and immediately deliver to the Lender) any Document evidencing or constituting Collateral.

Section 4.5  Pledged Deposits.  The Borrower shall not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Lender.

Section 4.6  Deposit Accounts. The Borrower shall (i) upon the Lender’s request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender in order to give the Lender Control of the Deposit Account, or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Lender hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (ii) upon the Lender’s request after the occurrence and during the continuance of a Default or Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Lender, transferring ownership of the Deposit Account to the Lender or transferring dominion and Control over each such other deposit to the Lender until such time as no Default or Event of Default exists.

Section 4.7  Federal, State or Municipal Claims.  The Borrower shall notify the Lender of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

Section 4.8  Letter of Credit Rights. The Borrower will upon the Lender’s request cause each issuer of a letter of credit to consent to the assignment of proceeds of the letter of credit in order to give the Lender Control of the Letter-of-Credit Rights to such letter of credit.

Section 4.9  Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall immediately notify the Lender in a writing signed by the Borrower of the details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Lender.  Without limiting the obligations of the Borrower set forth in the preceding sentence, the Borrower irrevocably authorizes the Lender at any time and from time to time after receipt of any such notice and appoints the Lender as its attorney in fact to sign on behalf of the Borrower any such writing necessary or desirable in the Lender’s sole discretion to grant, perfect and to maintain the perfection and priority of the Lender’s security interest in any such Commercial Tort Claim.  The Borrower authorizes the Lender to file appropriate UCC financing statements with respect to any such Commercial Tort Claims.

Section 4.10  Electronic Chattel Paper and Transferable Records.  If the Borrower at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender Control under Section 9-105 of the UCC of such Electronic Chattel Paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Lender agrees with the Borrower that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of Control, for the Borrower to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in
Control to make without loss of Control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such Electronic Chattel Paper or transferable record.

Section 4.11  Uncertificated Securities and Certain Other Investment Property. The Borrower will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement.  At the request of the Lender, the Borrower will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Lender to have and retain Control over such Securities or other Investment Property.  Without limiting the foregoing, at the request of the Lender the Borrower will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Lender in form and substance satisfactory to the Lender.

ARTICLE V

EVENTS OF DEFAULT

 Section 5.1  The occurrence of any one or more of the following events shall constitute an Event of Default:

(a)  Any representation or warranty made by or on behalf of the Borrower under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)  The breach by the Borrower of any of the terms or provisions of this Security Agreement.

(c)  Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1(e) or 8.7 or shall be lost, stolen, damaged or destroyed.

(d)  The occurrence of any “Event of Default” under, and as defined in, the Loan Agreement.

Section 5.2  Acceleration and Remedies.  Upon the acceleration of the Obligations under the Loan Agreement, at the option of the Lender, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Lender may exercise any or all of the following rights and remedies:

(a)  Those rights and remedies provided in this Security Agreement, the Loan Agreement and any other Loan Document, provided that this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Lender prior to an Event of Default.

(b)  Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(c)  Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.

The Lender may comply with any applicable state or federal law requirements in connection with any disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.

Section 5.3  Borrower’s Obligations Upon an Event of Default.  Upon the request of the Lender after the occurrence of an Event of Default, the Borrower shall:

(a)  Assembly of Collateral.  Assemble and make available to the Lender the Collateral and all records relating thereto at any place or places designated by the Lender which are reasonably convenient to both the Borrower and the Lender.

(b)  Secured Party Access.  Permit the Lender, by the Lender’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

Section 5.4  License.  The Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, the Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, the Borrower’s rights under all licenses and all franchise agreements shall inure to the Lender’s benefit.  In addition, the Borrower hereby irrevocably agrees that the Lender may, following the occurrence and during the continuance of an Event of Default, sell any of the Borrower’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Borrower’s

Inventory from the Borrower and in connection with any such sale or other enforcement of the Lender’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Borrower and any Inventory that is covered by any copyright owned by or licensed to the Borrower and the Lender may finish any work in process and affix any trademark owned by or licensed to the Borrower and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

ARTICLE VII

COLLECTION OF RECEIVABLES

Section 7.1  Collection of Receivables.  The Lender may at any time after the occurrence of an Event of Default, by giving the Borrower written notice, elect to require that the Receivables be paid directly to the Lender.  In such event, the Borrower shall, and shall permit the Lender to, promptly notify the account debtors or obligors under the Receivables of the Lender’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Lender.  Upon receipt of any such notice from the Lender, the Borrower shall thereafter hold in trust for the Lender, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Lender all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  The Lender shall hold and apply funds so received as provided by the terms of Section 7.2.

 Section 7.2 Application of Proceeds.  The proceeds of the Collateral shall be applied by the Lender to payment of the Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)  FIRST, to payment of all costs and expenses of the Lender incurred in connection with the collection and enforcement of the Obligations or of the security interest granted to the Lender pursuant to this Security Agreement;

(b)  SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees owing to the Lender;

(c)  THIRD, to payment of the principal of the Obligations then due and unpaid from the Borrower to the Lender;

(d)  FOURTH, to payment of any Obligations other than those listed above; and

(e)  FIFTH, the balance, if any, after all of the Obligations have been satisfied, to. or as directed by, the Borrower.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1  Notice of Disposition of Collateral; Condition of Collateral.  Notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Section 8.16, at least 10 days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

 Section 8.2  Compromises and Collection of Collateral.  The Borrower and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Borrower agrees that the Lender may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

 Section 8.3 Secured Party Performance of Borrower Obligations.  Without having any obligation to do so, the Lender may perform or pay any obligation which the Borrower has agreed to perform or pay in this Security Agreement and the Borrower shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 8.3.  The Borrower’s obligation to reimburse the Lender pursuant to the preceding sentence shall be a Obligation payable on demand.

Section 8.4  Authorization for Secured Party to Take Certain Action.  The Borrower irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney in fact (i) to execute on behalf of the Borrower as debtor and/or to file initial financing statements, amendments of financing statements, correction statements with respect to financing statements and other documents necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, including to file in any filing office in the State of Ohio or any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (1) as all assets and/or personal property of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the of the UCC or the Uniform Commercial Code of such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (1) whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower, and (2) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Lender Control over such Securities or other Investment Property, (iv) subject to the terms of Section 4.1(e), to enforce payment of the Receivables in the name of the Lender or the Borrower, (v) to apply the proceeds of any Collateral received by the Lender to the Obligations as provided in Article VII, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Borrower agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender in connection therewith, and (vii) to grant to the Lender in writing a security interest in Commercial Tort Claims and in the proceeds thereof as set forth in Section 4.9, which security interest shall be upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Lender, provided that this authorization shall not relieve the Borrower of any of its obligations under this Security Agreement or under the Loan Agreement.  The Borrower hereby ratifies and authorizes the filing by the Lender of any financing statement with respect to the Collateral made prior to the date hereof.

 Section 8.5  Specific Performance of Certain Covenants.  The Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(e), 4.1(f), 4.4, 5.3, or Section 7.1 or 8.7 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender to seek and obtain specific performance of other obligations of the Borrower contained in this Security Agreement, that the covenants of the Borrower contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Borrower.

 Section 8.6  Use and Possession of Certain Premises.  Upon the occurrence of an Event of Default, the Lender shall be entitled to occupy and use any premises owned or leased by the Borrower where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Borrower for such use and occupancy.

Section 8.7  Dispositions Not Authorized.  The Borrower is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(e) and notwithstanding any course of dealing between the Borrower and the Lender or other conduct of the Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(e)) shall be binding upon the Lender unless such authorization is in writing signed by the Lender.

Section 8.8  Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns (including all Persons who become bound as a debtor to this Security Agreement), except that the Borrower shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender.

 Section 8.9 Survival of Representations.  All representations and warranties of the Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

Section 8.10  Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Borrower, together with interest and penalties, if any.  The Borrower shall reimburse the Lender for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Borrower in the performance of actions required pursuant to the terms hereof shall be borne solely by the Borrower.

Section 8.11  Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 8.12  Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Loan Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been indefeasibly paid and performed in full and no commitments of the Lender which would give rise to any Obligations are outstanding.

Section 8.13  Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Borrower and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Borrower and the Lender relating to the Collateral.

Section 8.14  Choice of Law.  This Security Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.

Section 8.15  Indemnity.  The Borrower hereby agrees to indemnify the Lender, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature  (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) imposed on, incurred by or asserted against the Lender, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Lender or the Borrower, and any claim for patent, trademark or copyright infringement).

Section 8.16  Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Loan Agreement.

Section 8.17  WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Security Agreement as of the date first above written.

BORROWER:

Acacia Chattanooga Vehicle Auction, Inc.,
  a Tennessee corporation

By:           /s/ Steven L. Sample
       Steven L. Sample, Chief Executive Officer

LENDER:

              /s/ Alexis Ann Jacobs
Alexis Ann Jacobs, an individual

EXHIBIT “A”
(See Sections 3.4, 3.5, 4.1(g) and 8.16 of Security Agreement)

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Acacia Chattanooga Vehicle Auction, Inc.
2120 Stein Drive
Chattanooga, TN 37421
Attn: Steven L. Sample, Chief Executive Officer

Location(s) of Receivables Records (if different from Place of Business or Chief Executive Office above):

Locations of Inventory, Equipment and Fixtures:

A.           Properties Owned by the Borrower:

None

B.           Properties Leased by the Borrower (Include Landlord’s Name):

2120 Stein Drive
Chattanooga, TN 37421
Landlord: Auction Venture Limited Liability Company

C.           Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None

EXHIBIT “B”
(See Section 3.9 of Security Agreement)

A. Vehicles subject to certificates of title:

Vehicles sold in the normal course of the vehicle auction process for which titles have been obtained to sold vehicles but not yet assigned to and presented to buyers thereof.

B.  Patents, copyrights, trademarks protected under federal law*:

None

_____________________
*For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for.  Any licensing agreements for patents or trademarks should be described on a separate schedule.

EXHIBIT “C”
(See Sections 3.10 and 4.1(f) of Security Agreement)

EXISTING LIENS ON THE COLLATERAL

Secured Party                                           Collateral                                Principal Balance                                           Maturity

None

EXHIBIT “D”
(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Secretary of State of the State of Tennessee

The office of the Hamilton County, Tennessee Register of Deeds [fixture filing]

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of December 26, 2009, by Acacia Automotive, Inc., a Texas corporation, whose address is 2806 SE 29th Street, Ocala, Florida 34471 (the “Guarantor”) in favor of Alexis Ann Jacobs, an individual, whose address is 4700 Groveport Road, Obetz, Ohio 43207 (the “Lender”).

Background Information

A.           Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Borrower”), and the Lender have entered into a certain Revolving Loan Agreement dated as of even date herewith (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”), providing, subject to the terms and conditions thereof, for extensions of the Loans by the Lender to the Borrower.

B.           It is a condition precedent to the Lender extending the Loans to the Borrower pursuant to the Loan Agreement that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all Guaranteed Obligations, as defined below.

C.           In consideration of the Lender providing extensions of the Loans to the Borrower, and in order to induce the Lender to enter into, and extend the Loans to the Borrower pursuant to, the Loan Agreement, and because the Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor is willing to guarantee the obligations of the Borrower under the Loan Agreement, the Note and the other Loan Documents.

Provisions

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section  l.               Definitions and Selected Terms Used Herein.

(a)           As used herein:

“Guaranteed Obligations” is defined in Section 4 below.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or to any indemnified party arising under the Loan Documents.

(b)           Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Loan Agreement.

Section 2.               Representations and Warranties.  The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon the extension of each Loan under the Loan Agreement) that:

(a)           It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b)           It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)           Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property of the Guarantor pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

Section 3.               Covenants.  The Guarantor covenants that, so long as the Loan Agreement remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will enable the Borrower to fully comply with those covenants and agreements set forth in the Loan Documents.

Section 4.               The Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay to the Lender the amount not so paid at the place and in the manner specified in the Loan Agreement, the Note or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection.  The Guarantor waives (i) any right to require the Lender to sue the Borrower, any other guarantor, or any other person or entity obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations, and (ii) any defenses based on suretyship or impairment of collateral.  The Guarantor shall be jointly and severally liable with any other guarantor or guarantors of the Guaranteed Obligations.

Section 5.               Guaranty Unconditional.  The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)  any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)  any modification or amendment of or supplement to the Loan Agreement, the Note or any other Loan Document;

(iii)  any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Loan Agreement, the Note, the Security Agreement, any other Loan Document or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv)  any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

(v)  the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Lender or any other person or entity, whether in connection herewith or any unrelated transactions;

(vi)  any invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations for any reason related to the Loan Agreement, the Note, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Note or any other amount payable by the Borrower under the Loan Agreement, the Note or any other Loan Document; or

(vii)  any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Lender or any other person or entity or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

Section 6.               Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. The amount of this Guaranty is unlimited.  Each of the Guarantor’s obligations hereunder shall be continuous and remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and any commitment of the Lender to make Loans under the Loan Agreement shall have terminated or expired.  It is anticipated that fluctuations may occur in the aggregate amount of the Guaranteed Obligations guaranteed pursuant to this Guaranty, and it is specifically acknowledged and agreed by the Guarantor that reductions in the amount of Guaranteed Obligations from time to time, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty.  If at any time any payment of the principal of or interest on the Note or any other amount payable by the Borrower or any other party under the Loan Agreement or any other Loan Document or any other Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 7.               Waivers.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other person or entity.

Section 8.               Subrogation.  The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment of the Lender to make Loans under the Loan Agreement and any other Loan Documents is terminated.

Section 9.               Application of Payments.  All payments received by the Lender hereunder shall be applied by the Lender to payment of the Guaranteed Obligations in such order as determined by the Lender in its discretion.

Section 10.             Notices.  Notices from one party to another relating to this Guaranty shall be deemed effective if made in writing and delivered to the recipient’s address as set forth herein (or other address of which any party shall give notice to the other parties) by any of the following means:  (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class mail, postage prepaid; or (d) overnight courier service.  Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service if delivered by overnight courier.

Section 11.             No Waivers.  No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Loan Agreement, the Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.             No Duty to Advise.  The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Lender does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

Section 13.             Successors and Assigns.  This Guaranty is for the benefit of the Lender and its successors and assigns and in the event of an assignment of any amounts payable under the Loan Agreement, the Note or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns.

Section 14.             Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Lender.

Section 15.             Costs of Enforcement.  The Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Borrower, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

Section 16.             Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  This Guaranty shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.  The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of any Ohio state court sitting in Columbus, Ohio, and for purposes of all legal proceedings arising out of or relating to this Guaranty (including, without limitation, any of the other Loan Documents) or the transactions contemplated hereby.  The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall limit the right of the Lender to bring proceedings against the Guarantor in the courts of any other jurisdiction.  Any judicial proceeding by the Guarantor against the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Guaranty or any other Loan Document shall be brought only in a court in Columbus, Ohio.

SECTION 17.         WAIVER OF JURY TRIAL.  EACH OF THE GUARANTORS AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.             Taxes, etc.  All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith  (i) pay to the Lender such additional amount as results in the net amount received by the Lender equaling the full amount which would have been received by the Lender had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

Section 19.             Setoff.  Without limiting the rights of the Lender under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Lender to apply any sums standing to the credit of the Guarantor with the Lender or toward the payment of the Guaranteed Obligations.

Section 20.             Records and Memoranda.  The Guarantor agrees that all advances constituting the Guaranteed Obligations under the Loan Documents will be evidenced by entries made by Lender in its electronic data processing system and/or internal memoranda or records maintained by Lender.  The Guarantor further agrees that (i) the sum or sums shown on the most recent printout from Lender’s electronic data processing system and/or such memoranda or records shall be rebuttably presumptive evidence of the amount of the principal sum and of the amount of any accrued interest due thereon, and (ii) such a printout may be attached to this Guaranty in connection with any assignment or other transfer of this Guaranty or enforcement of this Guaranty and any such printout shall be incorporated herein by reference as if fully written herein.

Section 21.             Warrant of Attorney.  The Guarantor hereby irrevocably authorizes any attorney-at-law, including any  attorney-at-law employed or retained by Lender, to appear for it in any action on this Guaranty at any time after the Guaranteed Obligations become due, in any court of record situated in Franklin County, Ohio (being the county in which this Guaranty was executed), or in the county where the Guarantor then resides or can be found, to waive the issuing and service of process, and confess a judgment in favor of the holder of this Guaranty against the Guarantor for the amount that may then be due together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered.  The Guarantor consents to the jurisdiction and venue of such court.  The Guarantor waives any conflict of interest that any attorney-at-law employed or retained by Lender may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Acacia Automotive, Inc.,
  a Texas corporation

By:           /s/ Steven L. Sample
       Steven L. Sample,
       Chief Executive Officer

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of December 26, 2009, by Steven L. Sample, an individual, whose address is 2806 SE 29th Street, Ocala, Florida 34471 (the “Guarantor”), in favor of Alexis Ann Jacobs, an individual, whose address is 4700 Groveport Road, Obetz, Ohio 43207 (the “Lender”).

Background Information

A.           Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Borrower”), and the Lender have entered into a certain Revolving Loan Agreement dated as of even date herewith (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”), providing, subject to the terms and conditions thereof, for extensions of the Loans by the Lender to the Borrower.

B.           It is a condition precedent to the Lender extending the Loans to the Borrower pursuant to the Loan Agreement that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all Guaranteed Obligations, as defined below.

C.           In consideration of the Lender providing extensions of the Loans to the Borrower, and in order to induce the Lender to enter into, and extend the Loans to the Borrower pursuant to, the Loan Agreement, and because the Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor is willing to guarantee the obligations of the Borrower under the Loan Agreement, the Note and the other Loan Documents.

Provisions

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section  l.               Definitions and Selected Terms Used Herein.

(a)           As used herein:

“Guaranteed Obligations” is defined in Section 4 below.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or to any indemnified party arising under the Loan Documents.

(b)           Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Loan Agreement.

Section 2.               Representations and Warranties.  The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon the extension of each Loan under the Loan Agreement) that:

(a)           It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)           Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or (ii) the provisions of any indenture, instrument or agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property of the Guarantor pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

Section 3.               Covenants.  The Guarantor covenants that, so long as the Loan Agreement remains in effect or any of the Guaranteed Obligations shall remain unpaid, that:

(i)   it will enable the Borrower to fully comply with those covenants and agreements set forth in the Loan Documents;

(ii)  it will furnish, not later than February 1 of each year, to the Lender an annual personal financial statement as of January 1 of that year in a form approved by the Lender; and

(iii)  it will furnish to the Lender a full and complete as filed copy of its federal income tax return within 30 days of the filing thereof.

Section 4.               The Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay to the Lender the amount not so paid at the place and in the manner specified in the Loan Agreement, the Note or the relevant Loan Document, as the case may be.

This Guaranty is a guaranty of payment and not of collection.  The Guarantor waives (i) any right to require the Lender to sue the Borrower, any other guarantor, or any other person or entity obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations, and (ii) any defenses based on suretyship or impairment of collateral.  The Guarantor shall be jointly and severally liable with any other guarantor or guarantors of the Guaranteed Obligations.

Section 5.               Guaranty Unconditional.  The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)  any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)  any modification or amendment of or supplement to the Loan Agreement, the Note or any other Loan Document;

(iii)  any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Loan Agreement, the Note, the Security Agreement, any other Loan Document or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv)  any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

(v)  the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Lender or any other person or entity, whether in connection herewith or any unrelated transactions;

(vi)  any invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations for any reason related to the Loan Agreement, the Note, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Note or any other amount payable by the Borrower under the Loan Agreement, the Note or any other Loan Document; or

(vii)  any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Lender or any other person or entity or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

Section 6.               Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. The amount of this Guaranty is unlimited.  Each of the Guarantor’s obligations hereunder shall be continuous and remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and any commitment of the Lender to make Loans under the Loan Agreement shall have terminated or expired.  It is anticipated that fluctuations may occur in the aggregate amount of the Guaranteed Obligations guaranteed pursuant to this Guaranty, and it is specifically acknowledged and agreed by the Guarantor that reductions in the amount of Guaranteed Obligations from time to time, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty.  If at any time any payment of the principal of or interest on the Note or any other amount payable by the Borrower or any other party under the Loan Agreement or any other Loan Document or any other Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 7.               Waivers.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other person or entity.

Section 8.               Subrogation.  The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment of the Lender to make Loans under the Loan Agreement and any other Loan Documents is terminated.

Section 9.               Limitation on Obligations.  (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or the Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Guarantor is intended solely to preserve the rights of the Lender hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

(b)           The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lender hereunder. Nothing in this Section 9(b) shall be construed to increase the Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.             Application of Payments.  All payments received by the Lender hereunder shall be applied by the Lender to payment of the Guaranteed Obligations in such order as determined by the Lender in its discretion.

Section 11.             Notices.  Notices from one party to another relating to this Guaranty shall be deemed effective if made in writing and delivered to the recipient’s address as set forth herein (or other address of which any party shall give notice to the other parties) by any of the following means:  (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class mail, postage prepaid; or (d) overnight courier service.  Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service if delivered by overnight courier.

Section 12.             No Waivers.  No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Loan Agreement, the Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 13.             No Duty to Advise.  The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Lender does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

Section 14.             Successors and Assigns.  This Guaranty is for the benefit of the Lender and its successors and assigns and in the event of an assignment of any amounts payable under the Loan Agreement, the Note or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and his heirs, personal representatives, successors and permitted assigns.

Section 15.             Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Lender.

Section 16.             Costs of Enforcement.  The Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Borrower, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

Section 17.             Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  This Guaranty shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.  The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of any Ohio state court sitting in Columbus, Ohio, and for purposes of all legal proceedings arising out of or relating to this Guaranty (including, without limitation, any of the other Loan Documents) or the transactions contemplated hereby.  The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall limit the right of the Lender to bring proceedings against the Guarantor in the courts of any other jurisdiction.  Any judicial proceeding by the Guarantor against the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Guaranty or any other Loan Document shall be brought only in a court in Columbus, Ohio.

SECTION 18.         WAIVER OF JURY TRIAL.  EACH OF THE GUARANTORS AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.             Taxes, etc.  All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith  (i) pay to the Lender such additional amount as results in the net amount received by the Lender equaling the full amount which would have been received by the Lender had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

Section 20.             Setoff.  Without limiting the rights of the Lender under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Lender to apply any sums standing to the credit of the Guarantor with the Lender or toward the payment of the Guaranteed Obligations.

Section 21.             Records and Memoranda.  The Guarantor agrees that all advances constituting the Guaranteed Obligations under the Loan Documents will be evidenced by entries made by Lender in its electronic data processing system and/or internal memoranda or records maintained by Lender.  The Guarantor further agrees that (i) the sum or sums shown on the most recent printout from Lender's electronic data processing system and/or such memoranda or records shall be rebuttably presumptive evidence of the amount of the principal sum and of the amount of any accrued interest due thereon, and (ii) such a printout may be attached to this Guaranty in connection with any assignment or other transfer of this Guaranty or enforcement of this Guaranty and any such printout shall be incorporated herein by reference as if fully written herein.

Section 22.             References; Counterparts.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

Section 23.             Warrant of Attorney.  The Guarantor hereby irrevocably authorizes any attorney-at-law, including any  attorney-at-law employed or retained by Lender, to appear for it in any action on this Guaranty at any time after the Guaranteed Obligations become due, in any court of record situated in Franklin County, Ohio (being the county in which this Guaranty was executed), or in the county where the Guarantor then resides or can be found, to waive the issuing and service of process, and confess a judgment in favor of the holder of this Guaranty against the Guarantor for the amount that may then be due together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered.  The Guarantor consents to the jurisdiction and venue of such court.  The Guarantor waives any conflict of interest that any attorney-at-law employed or retained by Lender may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the day and year first above written.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

        /s/ Steven L. Sample
Steven L. Sample